UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016 (March 31, 2016)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Cantor Commercial Real Estate, LP

On March 31, 2016, through certain of our subsidiaries, Global Medical REIT Inc. (“GMR” or the “Company”) entered into a portfolio commercial mortgage-backed securities loan with Cantor Commercial Real Estate Lending, LP (“Cantor”). The subsidiaries are GMR Melbourne, LLC, GMR Westland, LLC, GMR Memphis, LLC, and GMR Plano, LLC (“GMR Loan Subsidiaries”). The loan with Cantor (the “Cantor Loan”) has cross-default and cross-collateral terms. As described in more detail below, the Company used the proceeds of this loan to acquire the Marina Towers (Melbourne, FL) and the Surgical Institute of Michigan (Westland, MI) properties, and to refinance the Star Medical (Plano, TX) assets, and we granted a security interest in the Gastro One (Memphis, TN) assets.

The Cantor Loan has a maturity date of April 6, 2026 and accrues annual interest at 5.22%. The first five years of the term require interest only payments and after that payments will include interest and principal, amortized over a 30 year schedule. Prepayment can only occur within four months prior to the maturity date, except that after the earlier of (a) 2 years after the loan is placed in a securitized mortgage pool, or (ii) 4 years after the closing date, the Cantor Loan can be fully and partially defeased upon payment of amounts due under the Cantor Loan and payment of a defeasance amount that is sufficient to purchase U.S. government securities equal to the scheduled payments of principal, interest, fees, and any other amounts due related to a full or partial defeasance under the Cantor Loan.

The Company is securing the payment of the Cantor Loan with the assets, including property, facilities, and rents, held by the GMR Loan Subsidiaries. GMR has agreed to guarantee certain customary recourse obligations, including findings of fraud, gross negligence, or breach of environmental covenants by GMR Loan Subsidiaries. The GMR Loan Subsidiaries will be required to maintain monthly debt service coverage ratio of 1.45:1.00 for all of the collateral properties in the aggregate. Additional details of the Loan are disclosed as Exhibit 10.1 to this Current Report on Form 8-K.

Star Medical Center, Plano, Texas

With the proceeds from the Cantor Loan, the Company, through its subsidiary GMR Plano, LLC, also pre-paid its loan from East West Bank on the Star Medical Center property in Plano, Texas. As previously reported in its Current Report on Form 8-K filed on February 3, 2016, the Company entered into a loan with East West Bank in the amount of $9,223,500.00.

Gastro One, Memphis, Tennessee

As part of the Cantor Loan, the Company agreed to issue a security interest on five of the six Gastro One properties in favor of Cantor to secure repayment of the Cantor Loan. The Company previously reported the acquisition of the Gastro One properties in its Current Report on Form 8-K filed on January 7, 2016. The Asset Purchase Agreement for the Gastro One properties was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 17, 2015.

Item 2.01        Completion of an Acquisition or Disposition of Assets

Marina Towers, Melbourne, Florida

On March 31, 2016, the Company, through its subsidiary GMR Melbourne, LLC, closed on an Asset Purchase Agreement (the “Agreement”) with an unrelated party, Marina Towers, LLC, a Florida limited liability company (the “Seller”), to acquire a 75,899 square-foot medical office building for a purchase price of $15.45 million (the “Purchase Price”). The facility is located at 709 S. Harbor City Blvd., Melbourne, FL on 1.9 acres of riverfront land.  The acquisition includes the land and building, an easement on the adjacent property to the north for surface parking, all tenant leases, and above and below ground parking (the “Marina Property”).

The Property was leased back to Marina Towers, LLC (the “Tenant”) via a 10-year absolute triple-net master lease agreement that expires in 2026.  The Tenant has two successive options to renew the lease for five-year periods on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be adjusted to the prevailing fair market rent at renewal and will escalate in successive years during the extended lease period at two percent (2%) annually. The Tenant’s obligations under its lease with the Company are fully guaranteed by its parent company, First Choice Healthcare Solutions, Inc. (FCHS: OTCQB), a Delaware corporation.

Funding for this transaction was provided by equity from the Company, and third-party debt from Cantor as described above. The Company utilized $9,270,000.00 of the Cantor Loan to purchase the Marina Property.  The proceeds of the Loan were used to (i) acquire the real property and all other assets under the Agreement; and (ii) pay transaction costs. Additional equity funding for the acquisition and related transaction costs was provided by the Company in the amount of $6,549,538.83. . The Agreement was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 17, 2015.

Surgical Institute of Michigan, Westland, Michigan

On March 31, 2016, with the proceeds of the Cantor Loan, the Company, through its subsidiary GMR Westland, LLC, purchased 15,018 square foot medical building located in Westland, Michigan from Cherry Hill Real Estate, LLC for the purchase price of $4,750,000.

Also on March 31, 2016, GMR Westland, LLC entered into a new lease with the current tenant, the Surgical Institute of Michigan, LLC. The Westland property will be leased via an absolute triple-net lease agreement that expires on March 31, 2026. The tenant has two successive options to renew the lease for ten year periods on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be computed at the same rate of escalation used during the fixed lease term.

The foregoing description of the loan and agreements does not purport to be complete and is qualified in its entirety by the respective loan and agreements.

Item 9.01         Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

Information about First Choice Healthcare Solutions, Inc., including its audited historical financial statements, can be obtained from its Annual Report on Form 10-K and other reports and filings available on its website at http://www.myfchs.com/ or on the SEC website at www.sec.gov.

(d)   Exhibits

Exhibit	Description

10.1	Loan with Cantor Commercial Real Estate LP
10.2	Purchase Agreement with Cherry Hill Real Estate, LLC
10.3	Lease between GMR Westland, LLC and Surgical Institute of Michigan, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

Date: April 6, 2016	By:	/s/ David Young
David Young
Chief Executive Officer (Principal Executive Officer)

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